Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of OICco Acquisition IV, Inc. for the period from the date of inception on December 21, 2009 to December 31, 2009 of our reports dated May 10, 2010 included in its Registration Statement on Form S-1 dated August 5, 2010 relating to the financial statements and financial statement schedules for the period from the date of inception on December 21, 2009 to December 31, 2009 listed in the accompanying index.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
August 9, 2010 ___________________________________
Date